Exhibit 10.13

STANDSTILL AGREEMENT

This Standstill Agreement (the “Agreement”) is entered into as of January 27, 2025 (“Effective Date”), by and between Blue Ridge Digital Mining LLC (“Blue Ridge”), Merkle Standard LLC (“MS”), and BV Power Alpha LLC (“BVPA”).

Recitals

WHEREAS, Blue Ridge and BVPA are parties to a Co-location License Agreement (the “License Agreement”) dated September 27, 2022, and MS executed a guarantee agreement related to the obligations of Blue Ridge under the License Agreement (the “Guarantee Agreement”);

WHEREAS, certain issues have arisen regarding the performance obligations under the License Agreement and the Guarantee Agreement;

WHERAS, a series of Standstill Agreements have been executed to allow for time to address the performance issues;

WHEREAS, the parties desire to maintain the status quo while they seek a resolution to the issues between the parties and engage in good faith negotiations;

WHEREAS, the parties wish to enter into this Standstill Agreement to provide for a temporary standstill with respect to certain rights and remedies under the License Agreement to allow the parties time to work toward a global resolution of issues.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals: The Recitals are incorporated into this Agreement as if fully set forth herein.

2. Standstill Period: The parties agree not to file a lawsuit or exercise any remedy under Section 14 of the License Agreement prior to 5:00 PM Eastern on February 28, 2025 (the “Standstill Period”).

3. Payment: Blue Ridge and MS jointly and severally agree to make a total payment of $1,312,640.00 to BVPA by January 27, 2025. The Parties acknowledge that Blue Ridge and MS have already paid BVPA $656,320.00 as of January 23, 2025. Blue Ridge and MS will pay BVPA the remaining $656,320.00 by January 27, 2025. The payment is based on an agreed maximum of 32 MW usage at any time during the Standstill Period plus hosting margins for the remaining minimum usage, while also accounting for known curtailment credits that would be owed to Blue Ridge under the License Agreement for its power usage during the remainder of the month of January and the month of February 2025. For the avoidance of doubt, the known curtailment credits represent curtailment activity from January 26, 2025 to February 28, 2025, inclusive. At the end of the Standstill Period, BVPA shall have an obligation to pay Blue Ridge for all curtailment credits accrued from January 26th to the end of the Standstill Period, without right to setoff, except BVPA shall retain a setoff right for any claim based on Blue Ridge having used more than an average of 32 MW of power over the entire Standstill Period.

4. Payment Application: The Payment made by Blue Ridge and MS to BVPA will be applied towards fees under the License Agreement (it being understood each party reserves any and all arguments as to the resolution of the correct amount of fees ultimately owed).

5. No Waiver: Nothing in this Agreement shall be construed as a waiver of any rights, claims, or defenses of any party, all of which are expressly reserved.

6. Statute of Limitations: During the Standstill Period, and from the date of execution hereof, all relevant statutes of limitation for Blue Ridge, MS, and BVPA to initiate litigation, for any claims related to the License Agreement and Guarantee Agreement, shall be tolled until the end of the Standstill Period.

7. Governing Law and Enforcement: This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to its conflict of laws principles. Any breach of the Standstill Agreement shall be deemed to be a breach of a material term of the License Agreement which is incapable of cure.

8. Entire Agreement: This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written.

9. Amendments: This Agreement may be amended only in writing and signed by all parties hereto.

10. Severability. Should any provision or any part of this Agreement be determined by a court of law to be unenforceable or invalid, the remainder of the Agreement shall remain in full force and effect.

11. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have entered this Standstill Agreement as of the Effective Date.

Name:	/s/ Matthew Feast
Title:	President
For:	BV Power Alpha LLC

Name:	/s/ Stephen R Wood
Title:	CEO
For:	Blue Ridge Digital Mining LLC

Name:	/s/ Stephen R Wood
Title:	CEO
For:	Merkle Standard LLC

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